POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS:  That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint VALERIE GENTILE SACHS, ROBERT PIERCE, ELIZABETH SHAUGHNESSY and MICHELE
CONNELL, acting individually, as her true and lawful attorney, for her, and in her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to any reports or filings to the Securities and Exchange Commission on or in connection with Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by OM Group, Inc., a
Delaware corporation, and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

      This Power of Attorney shall expire on the date the undersigned is no longer required to file Forms 3, 4, 5 or 144 reports with the Securities and
Exchange Commission with respect to holdings of and transactions in securities issued by OM Group, Inc., unless revoked in writing prior thereto.
      IN WITNESS WHEREOF, this Power of Attorney has been signed in Edinburgh,
Scotland, U.K. as of the 7th day of June, 2011.

/s/ Patrick S. Mullin
Patrick S. Mullin

/s/ Iain Kemley Clark
Witness
Iain Kemley Clark
Solicitor Advocate
&Notary Public
Young & Partners LLP
Business Lawyers
126 West Regent Street
Glasgow G2 2BH
Scotland, United Kingdom

Tel: +44 (0)141 222 5936
Fax: +44 (0)141 248 6718
Email: ikc@businesslaw.co.uk